Exhibit 99.1
CommerceHub Announces Date of Third Quarter 2016 Conference Call and Webcast
ALBANY, NY, October 24, 2016 – CommerceHub (NASDAQ: CHUBA, CHUBK) (“CommerceHub” or the “Company”), a leading distributed commerce network for retailers and brands, today announced that it will issue its financial results for the three months ended September 30, 2016 after the market close on Monday, November 7, 2016. On the same day, CommerceHub will host a conference call and webcast to discuss the results at 4:30 p.m., Eastern Time, during which its management team will discuss the Company’s financial performance and strategy, and may discuss future opportunities. After the conference call is completed, a recorded version of the call will be available at http://ir.commercehub.com.

What:	CommerceHub Third Quarter 2016 Financial Results
When	Monday, November 7th, 2016
Time:	4:30 p.m. Eastern Time
Live Call:	U.S./Canada Toll-Free Participants Dial-in Number: (888) 291-9442 International Toll Participants Dial-in Number: (615) 247-0152 Conference ID/Passcode: 97899222
Webcast (live and replay):	http://ir.commercehub.com

CommerceHub Investor Relations Contact
Erik Morton
1-206-971-7712
investor@commercehub.com
CommerceHub Media Contact
Laura Anderson
1-203-682-8267
CommerceHubICR@icrinc.com
About CommerceHub:
CommerceHub is a distributed commerce network connecting supply, demand and delivery that helps retailers and brands increase sales by expanding product assortments, promoting products on the channels that perform, and enabling rapid, on-time customer delivery. With its robust platform and proven scalability, CommerceHub helped approximately 9,500 customers achieve an estimated $11.6 billion in Gross Merchandise Value in 2015.